UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2015
Telenav, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)

950 De Guigne Drive
Sunnyvale, California 94085
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) of Telenav, Inc. (the “Company”) was held on November 19, 2015.  The following proposals were submitted to a vote of the stockholders and were approved:
Proposal No. 1 - Election of Directors
The stockholders elected two individuals to serve as Class III directors on the Company's Board of Directors for a term of three years or until their successors are duly elected and qualified, as set forth below:

Nominee	For	Withheld	Broker Non-Votes
Dr. HP Jin	16,111,046	5,604,507	8,023,202
Joseph M. Zaelit	20,511,343	1,204,210	8,023,202
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016, as set forth below:

For	Against	Abstain	Broker Non-Votes
29,694,261	9,704	34,790	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: November 19, 2015	By: /s/ Loren Hillberg
Name: Loren Hillberg
Title: General Counsel and Secretary